SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 11, 1997

                              HOME HOLDINGS INC.

            (Exact name of registrant as specified in its charter)

      Delaware                   0-19347                 13-3584978
State of Incorporation)   (Commission file number)    (I.R.S. Employer
                                                      Identification No.)

         59 Maiden Lane, New York, New York        10038-4548
         (Address or principal executive office)   (Zip Code)

          Registrant's telephone number including area code (212) 530-6600


          Item 5.  Other Events

                    On December 12, 1997, the Registrant announced that it will not pay $11,637,500.00 in interest coming due on December 15, 1997 on the Registrant's 7-7/8% Senior Notes due December 15, 2003, 7-7/8% Senior Sinking Fund Notes due December 15, 2003 and 7% Senior Notes due December 15, 1998 (collectively, the "Notes"). Under the terms of the Notes, the Registrant has a 30 day grace period from December 15--the date that the interest payment comes due--before an "Event of Default" (as defined in the indentures related to the Notes) occurs. The Registrant will not make this interest payment because the Board of Directors of The Home Insurance Company, a New Hampshire domiciled property and casualty insurance company and the wholly-owned, principal subsidiary of the Registrant, voted on December 11, 1997 to defer a decision on whether to make a dividend payment to the Registrant.

          Item 7.  Financial Statements, Pro Forma Financial
                   Information and Exhibits

               (c)  Exhibits.

                    (99.1)    Press release issued on December 12,
                              1997.


                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          HOME HOLDINGS INC.

          Dated:  December 12, 1997       By:  /s/ Richard H. Hershman
                                              __________________________
                                              Richard H. Hershman

                                          (Principal Financial and
                                          Accounting Officer through a
                                          Services Agreement, dated June
                                          12, 1995, between Risk
                                          Enterprise Management Limited, a
                                          Delaware corporation, and Home
                                          Insurance)